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                                                                    Exhibit 23.2


                   [Letterhead of PricewaterhouseCoopers, LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-74965) of our reports dated February 12, 1999, except as to the restatement of certain expense amounts described in Note Q, which is as of November 29,1999, relating to the financial statements appearing in The United Illuminating Company's Annual Report on Form 10-K/A-3 for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
January 13, 2000